Exhibit No. 3
Form S-3
Headway Corporate Resources, Inc.

       [Letterhead of Lehman Walstrand & Associates, LLC]

                        October 19, 2000

Headway Corporate Resources, Inc.
317 Madison Avenue, 3rd Floor
New York, New York 10017

     Re:  Registration Statement on Form S-3
          Under the Securities Act of 1933

Ladies and Gentlemen:

     In our capacity as counsel to Headway Corporate Resources, Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-3 being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering (i) 403,231 shares of common stock, par value $0.0001 per share, of the Company ("Common Stock") that are presently issued and outstanding (the "Shares"), and (ii) up to 253,231 additional shares of Common Stock (the "Option/ Warrant Shares") issuable upon future exercises of certain options ("Options") and warrants ("Warrants") heretofore issued by the Company, all of which have been included in the Registration Statement for the account of the person identified therein as the Selling Stockholders.

     In that connection, we have examined the Certificate of Incorporation and the By-Laws of the Company, both as amended to date, the Options and Warrants, the Registration Statement, corporate proceedings of the Company relating to the issuance of each of, respectively, the Shares, the Options, the Warrants and the Option/ Warrant Shares and such other instruments and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon the subject to the foregoing, we are of the opinion that:

     (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware.

     (2) The Shares have been duly and validly authorized and issued and are fully paid and non-assessable.

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Headway Corporate Resources, Inc.
October 19, 2000
Page 2

     (3) The Option/ Warrant Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Options and Warrants and as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                   Sincerely,

                                   Lehman Walstrand & Associates, LLC


                                   /s/ Mark E. Lehman
                                   A Member of the Firm

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